                                                                  Exhibit 10.2

                                      SCHEDULE
                                       TO THE
                                  MASTER AGREEMENT

                           dated as of September 15, 1998

                                      between

                    CREDIT LYONNAIS NEW YORK BRANCH ("PARTY A")
         the New York Branch of Credit Lyonnais S.A., a banking corporation organized and existing under the laws of the Republic of France

                                        and

                           HEXCEL CORPORATION ("PARTY B")
                       a corporation organized and existing
                      under  the laws of the State of Delaware



PART 1.   TERMINATION PROVISIONS

(a)       "SPECIFIED ENTITY" means in relation to Party A for the purpose of:

          Section 5(a)(v),    None
          Section 5(a)(vi),   None
          Section 5(a)(vii),  None
          Section 5(b)(iv),   None

               and in relation to Party B for the purpose of:

          Section 5(a)(v),    Affiliates
          Section 5(a)(vi),   Affiliates
          Section 5(a)(vii),  Material Subsidiary
          Section 5(b)(iv),   None

(b) "SPECIFIED TRANSACTION" will have the meaning specified in Section 14 of this Agreement.

(c) The "CROSS DEFAULT" provisions of Section 5(a)(vi) of this Agreement will apply to both parties, but shall exclude any payment default that results solely from wire transfer difficulties or an error or omission of an administrative or operational nature (so long as sufficient funds are available to the relevant party on the relevant date), but only if payment is made within three Business Days after such transfer difficulties have been corrected or the error or omission has been discovered, provided however, that in line seven the phrase "or becoming capable at such time of being declared" is hereby deleted

          If such provisions apply:

          "SPECIFIED INDEBTEDNESS" will have the meaning specified in Section 14 of this Agreement, except that such term shall not include any obligation in respect of deposits received in the ordinary course of Party A's banking business.

          "THRESHOLD AMOUNT" means U.S. $10,000,000 for Party A and Party B (or its equivalent in any other currency, currency unit or combination thereof).

(d)       "TERMINATION CURRENCY" means United States Dollars.

(e) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) of this Agreement will apply to Party A and to Party B.

(f) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) of this Agreement will not apply to Party A and will not apply to Party B.

(g) PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e) of this Agreement:

               (i)  Market Quotation will apply.
               (ii) The Second Method will apply.

(h)       ADDITIONAL TERMINATION EVENT will not apply.

(i)       ADDITIONAL EVENT OF DEFAULT  will not apply.


PART 2.   TAX REPRESENTATIONS

(a) PAYER REPRESENTATIONS. For the purpose of Section 3(e) of this Agreement, each of Party A and Party B represent that it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on(i) the accuracy of any representation made by the other party pursuant to
          Section 3(f) of this Agreement; (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement; PROVIDED, that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

(b)       PAYEE REPRESENTATIONS

          (i) PARTY A /PAYEE TAX REPRESENTATION. For the purpose of Section 3(f) of this Agreement, Party A represents that each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States of America.

          (ii) PARTY B/ PAYEE TAX REPRESENTATION. For the purpose of Section 3(f) of this Agreement, Party B represents that it is a corporation organized under the laws of the State of Delaware.


PART 3.   AGREEMENT TO DELIVER DOCUMENTS

          For the purpose of Sections 4(a)(i) and (ii) of this Agreement each party agrees to deliver the following documents, as applicable:

(a)  Tax forms, documents or certificates to be delivered are:

          Party A agrees to execute and deliver to Party B, a United States Internal Revenue Service Form 4224, or any successor form, (i) upon execution of this Agreement, (ii) promptly upon reasonable demand by Party B, and (iii) promptly upon learning that any such form previously provided by Party A has become obsolete or incorrect.

(b)  Other documents to be delivered are:

                                                                                                            COVERED BY
 PARTY REQUIRED TO                                                                 DATE BY WHICH            SECTION 3(d)
 DELIVER DOCUMENT                    FORM/DOCUMENT/CERTIFICATE                     TO BE DELIVERED          REPRESENTATION
---------------------------          --------------------------------------        -----------------        --------------
                                     Certified copies of all documents
 Party B                             evidencing necessary corporate or             Upon execution of                   Yes
                                     partnership or other authorizations and       Agreement
                                     approvals with respect to Party B's entry
                                     into Swap Transactions and Agreements
                                     thereof.

                                     A certificate of an authorized officer of
 Party A and Party B                 the party or Credit Support Provider in       Upon execution of the               Yes
                                     respect of such party, if any, certifying     Agreement
                                     the names, true signatures and authority
                                     of the officers of the party signing this
                                     Agreement, each Confirmation and any
                                     applicable Credit Support Document.


 Party A                             An internal legal opinion.                    Upon execution of                   No
                                                                                   this Agreement

 Party B                             An opinion of counsel to Party B in form      Upon execution of this              No
                                     and substance satisfactory to Party A.        Agreement


 Party B                             Evidence of acceptance of appointment by      Upon execution of                   No
                                     Process Agent.                                this Agreement


 Party B                             Quarterly unaudited financial statements.     Promptly upon                       Yes
                                                                                   request

 Party A and Party B                 Annual audited financial statements.*         Promptly upon                       Yes
                                                                                   request



*ANNUAL FINANCIAL STATEMENTS PROVIDED BY PARTY A SHALL BE THE ANNUAL REPORT OF CREDIT LYONNAIS, S.A.

PART 4.   MISCELLANEOUS

(a)       ADDRESSES FOR NOTICES.  For the purpose of Section 12(a) of this
          Agreement:

          Address for notices or communications to Party  A:

          Address:  1301 Avenue of the Americas, New York, New York 10019
          Attention:  Treasury Department
          Telex No.:  62410   Answerback:  CREDW
          Telephone No:  (212) 261-7310
          Facsimile No.:  (212) 459-3167
          Address for notices or communications to Party B:

          Address:   Two Stamford Plaza, 281 Tresser Boulevard, 16th Floor,
          Stamford, CT 06901-3238
          Attention: Treasurer
          Telephone No.:  (203) 969-0666
          Facsimile No.:  (203) 358-3993

(b)       PROCESS AGENT.  For the purpose of Section 13(c) of this Agreement,
          Party B appoints as its Process Agent:   Corporation Service Company,
          80 State Street, 6th floor, Albany, New York 12207-2543.

(c)       OFFICES.  The provisions of Section 10(a) will apply to Party A and
          Party B.

(d) MULTIBRANCH PARTY. For the purpose of Section 10(c), (i) Party A is not a Multibranch Party, and (ii) Party B is not a Multibranch Party.

(e)       CALCULATION  AGENT.  The Calculation Agent shall be Party A.

CREDIT SUPPORT DOCUMENT.   None.

(g)       CREDIT SUPPORT PROVIDER.  Credit Support Provider means: (i) in
          relation to Party A: None; (ii) in relation to Party B:   None.

(h) GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ANY CHOICE OF LAW DOCTRINE THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(i) NETTING OF PAYMENTS. Subparagraph (ii) of Section 2(c) of this Agreement will not apply to any Transaction.

(j) "AFFILIATE" will have the meaning specified in Section 14 of this Agreement, except that for purposes of Section 3(c), "Affiliate" means with respect to Party A, any entity controlled, directly or indirectly by Party A. For this purpose, "control of a majority of person" means ownership of a majority of the voting power of the entity or person.


PART 5.   OTHER PROVISIONS

(a) PROCEDURES FOR ENTERING INTO TRANSACTIONS. With respect to each Transaction entered into pursuant to this Agreement, Party A will, on or promptly after the Trade Date thereof (by mail, telex, telecopier or other electronic means), send Party B a Confirmation of each Transaction between them on the standard form used by Party A or in such other form as is mutually agreed upon by the parties. Party B will promptly thereafter accept the terms thereof by executing and returning to Party A an executed copy or request the correction of such Confirmation. If Party B fails to accept or dispute the Confirmation in the manner set forth above within five Local Business Days after receipt from Party A, such failure shall constitute its agreement to the terms of the Transaction set out in such Confirmation, absent manifest error, and the requirement of this Agreement that the parties exchange Confirmations shall for all purposes be deemed satisfied by a Confirmation sent and an agreement deemed given as provided herein.

(b) DEFINITIONS. Unless otherwise specified in a Confirmation, this Agreement and each Transaction between the parties shall be subject to the 1991 ISDA Definitions (the "1991 Definitions"), the 1992 FX and Currency Options Definitions (the "FX Definitions") and the 1996 ISDA Equity Derivatives Definitions (the "Equity Derivatives Definitions"), each as published by the International Swap and Derivatives Association, Inc. ("ISDA") without reference to any amendment subsequent to the date hereof. For these purposes, (i) all references in the 1991 Definitions and Equity Derivatives Definitions to a "Swap Transaction" and all references in the FX Definitions to an FX Transaction or Currency Option shall be deemed to apply to each Transaction under this Agreement and (ii) all references in the 1991 Definitions to a Business Day shall be deemed references to a Local Business Day under this Agreement. The provisions of the 1991 Definitions and Equity Derivatives Definitions relating to Market Disruption Events and Adjustments to Indices and Extraordinary Events Affecting Shares (and their effects as well) will apply to a Transaction under this Agreement only to the extent not inconsistent with the provisions of the applicable Confirmation. In the event of any inconsistency between the 1991 Definitions and the FX Definitions, the FX Definitions will prevail with respect to an FX Transaction or a
          Currency Option.   In the event of any inconsistency between the
          provisions of this Agreement, the 1991 Definitions, the FX Definitions and the Equity Derivatives Definitions, the provisions of this Agreement will prevail. Any definition incorporated into a Confirmation shall prevail over the provisions of this Agreement, the 1991 Definitions, the FX Definitions and the Equity Derivatives Definitions.

(c) INDEMNIFIABLE TAX. For purposes of Section 14 of this Agreement, the following shall be added at the end of the definition of "Indemnifiable Tax":

          "Notwithstanding the foregoing, "Indemnifiable Tax" also means any Tax imposed in respect of payment under this Agreement by reason of a Change in Tax Law by a government or taxing authority of a Relevant Jurisdiction with respect to the party making such payment, unless the other party is incorporated, organized, managed and controlled or considered to have its seat in such jurisdiction, or is acting for purposes of this Agreement through a branch office located in such jurisdiction."

(d) ADDITIONAL AGREEMENT. For purposes of Section 4(a)(iii) of this Agreement, the following shall be added immediately prior to the existing text: "upon learning that such form or document is required or".

(e) RIGHT OF SET-OFF. Any amount (the "Early Termination Amount") payable to one party (the "Payee") by the other party (the "Payer") under
          Section 6(e), in circumstances where there is (i) a Defaulting Party or (ii) one Affected Party in the case where a Termination Event under
          Section 5(b) (iv) has occurred, will, at the option of the party ("X") other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected party), be reduced by its set-off against any amount(s) (the "Other Agreement Amount") payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking (s) issued or executed by one party to, or in favor of, the other party, except as otherwise specified in those agreement(s), instruments(s), or undertaking(s) or separately agreed between the Payer and the Payee (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off so effected under this ection 6(e).

          For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

          If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

          Nothing in this Section 6(e) shall be effective to create a charge or other security interest. This Section 6(e) provision shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(f)       ESCROW.     If either party in its reasonable judgment determines at
          any time that there has been a material adverse change that is likely to affect the other party's ability to perform its ensuing payment obligation in connection with a Transaction or Transactions involving payments due from each of the parties on the same day in different currencies, the party that has formed that judgment may notify the other that the payments due on that day in connection with that Transaction or those Transactions are to be made in escrow, to a major commercial bank selected by that party in good faith and that has offices in the cities in which both payments are to be made. If such an election is made, each party shall make the payment due from it on that day by deposit into escrow with that escrow agent, for value on that day, with irrevocable instructions (i) to release the payment to the intended payee upon receipt by the escrow agent of the required counter payment due from that payee on the same day in connection with that Transaction accompanied by irrevocable instructions to the same effect, or (ii) if the required deposit in escrow of the counter payment due is not so made on the same day, for value on that day, to return the payment deposited in escrow to the party that made the escrow deposit. The party that elects to have payments made in escrow shall pay the costs of the escrow arrangements and cause those arrangements to provide that the escrow agent will pay interest on each amount deposited in escrow with it in either of the relevant cities, for each day such amount remains in escrow past 5:00 p.m. local time in the city, at the same rate per annum, and calculated in the same way, as it would pay on overnight deposits placed with it in the relevant currency and city for value on such day. The escrow arrangements shall also provide that such interest on any amount in escrow shall be payable to the intended payee of that amount, provided that it has deposited the counter payment due from it into escrow as contemplate herein, and that, if it has not done so, such interest shall be payable to the other party.

(g) JURY TRIAL. Each party hereby waives its respective right to jury trial with respect to any litigation arising under, or in connection with, this Agreement or any Transaction.

(h) REPRESENTATIONS. Section 3 is hereby amended by adding at the end thereof the following Subparagraphs (g), (h), and (i):

(g) LINE OF BUSINESS. It has entered into this Agreement (including each Transaction evidenced hereby) in conjunction with its line of business (including financial intermediation services) or the financing of its business.

(h) ELIGIBLE SWAP PARTICIPANT. It constitutes an "eligible swap participant" as such term is defined in Rule 35.1 (b) (2) of the Commodity Futures Trading Commission, 17 C.F.R. 35.1 (b) (2) (1993).

(i) RELATIONSHIP BETWEEN PARTIES. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

          (a) NON- RELIANCE. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

          (b) ASSESSMENT AND UNDERSTANDING. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

          (c) STATUS OF PARTIES. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(i) MONITORING AND RECORDING. Each party (i) consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, (ii) waives any further notice of such monitoring or recording, (iii) agrees to notify its officers and employees of such monitoring and recording, and (iv) agrees that any such recordings may be submitted in evidence to any court or in any proceeding relating to this Agreement and such recordings shall be accessible to the outside party in question only upon request.

(j) SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor, in good faith negotiations, to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(k) SCOPE OF AGREEMENT. Notwithstanding anything contained in the Agreement to the contrary, upon the effectiveness of the Agreement (unless otherwise agreed to in writing by the parties) (i) any Specified Transaction then outstanding and (ii) any Specified Transaction subsequently entered into by the parties shall be "Transactions" for purposes of and be subject to, governed by and construed in accordance with the terms of this Agreement and each related confirmation shall be a "Confirmation" for purposes of, and be read and construed as one with, this Agreement.

(l)       PARI PASSU.   As long as Party A is, and continues to be a lender (or
          an affiliate or subsidiary thereof) under the Credit Agreement, Party B's payment obligations under this Agreement shall, pursuant to the terms of the Credit Agreement, be deemed to be "Obligations" under the Credit Agreement and Party A shall be entitled to the benefits of the collateral pledged pursuant to the Collateral Agreement as defined in the Credit Agreement to the same extent as the Lenders under the Credit Agreement.

          CREDIT AGREEMENT.   Shall mean the Second Amended and Restated Credit
          Agreement dated as of September 15, 1998, among HEXCEL CORPORATION, a Delaware corporation (with its successors and permitted assigns, the "Company"); the FOREIGN BORROWERS from time to time parties thereto (together with the Company, the "Borrowers"); the LENDERS from time to time parties thereto; CITIBANK, N.A., a national banking association, as documentation agent (the "Documentation Agent"); and CREDIT SUISSE FIRST BOSTON, a Swiss banking association ("CSFB"), as arranger (in such capacity, the "Arranger") and as administrative agent (in such capacity, the "Administrative Agent") for the Lenders.




Please confirm your agreement to the terms of the foregoing Schedule by signing below.


CREDIT LYONNAIS NEW YORK BRANCH

By:
Name:        Pascal Poupelle
Title:       Executive Vice President



HEXCEL CORPORATION


By:
Name:
Title:

EXHIBIT I
                        [Letterhead of Counsel for Party B]


          Re: Master Agreement, dated as of September 15, 1998, (the "Agreement"), between Credit Lyonnais New York Branch ("Party A") and Hexcel Corporation ("Party B")


          Dear Sirs:

          I am an attorney admitted to practice in ____________ and am counsel to Party B, and as such am generally familiar with its affairs. I have examined the Agreement and such other records and instruments as I deemed advisable.

          Based upon the foregoing, and having regard for legal considerations which I deem relevant, I am of the opinion that:

          1. Party B is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.

          2. Party B has the power (a) to execute and deliver the Agreement, any other required documentation relating to the Agreement and any Credit Support Document to which it is a party, and (b) to perform its obligations under the Agreement and any obligations it has under any Credit Support Document to which it is a party, and has taken all necessary action to authorize such execution, delivery and performance.

          3. Such execution, delivery and performance do not violate or conflict with any law applicable to Party B, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting Party B.

          4. All governmental and other consents that are required to have been obtained by it with respect to the Agreement or any Credit Support Document to which Party B is a party have been obtained and are in full force and effect and it has complied with all conditions of any such consents.

          5. The obligations of Party B under the Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject as to enforceability to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).


                                   Very truly yours,